EXHIBIT 99.1

Statement of Assets Acquired and Liabilities Assumed

by First National Bank of the Gulf Coast (a wholly-owned subsidiary of TGR Financial, Inc.)

McGladrey LLP

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

TGR Financial, Inc.

We have audited the accompanying statement of assets acquired and liabilities assumed by First National Bank of the Gulf Coast (a wholly-owned subsidiary of TGR Financial, Inc. (the “Company”)) pursuant to the Purchase and Assumption Agreement dated July 20, 2012 (the “Agreement”). This statement of assets acquired and liabilities assumed is the responsibility of the Company’s management. Our responsibility is to express an opinion on the statement of assets acquired and liabilities assumed based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets acquired and liabilities assumed referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed by First National Bank of the Gulf Coast (a wholly-owned subsidiary of TGR Financial, Inc.) pursuant to the Agreement, in conformity with U. S. generally accepted accounting principles.

/s/ McGladrey LLP

Jacksonville, Florida

October 3, 2012

Member of the RSM International network of independent accounting, tax and consulting firms.

Statement of Assets Acquired and Liabilities Assumed

by First National Bank of the Gulf Coast (a wholly-owned subsidiary of TGR Financial, Inc.)

(dollars in thousands)	July 20, 2012
Assets Acquired:
Cash and due from banks	$8,281
Interest earning balances due from banks	9,383

Total cash and cash equivalents	17,664

Securities available-for-sale	1,778
Federal Home Loan Bank stock	154
Loans	38,807
Other real estate owned	3,149
Core deposit intangible	101
Receivable from FDIC	17,152
Interest receivable and other assets	244

Total assets acquired	$79,049

Liabilities Assumed:
Noninterest-bearing demand deposits	$16,546
Interest-bearing liabilities:
Money market	23,542
NOW	7,270
Savings	4,526
Certificates of deposit greater than $100,000	12,816
Certificates of deposit $100,000 or less	12,841

Total deposits	77,541
Other liabilities	628

Total liabilities assumed	78,169
Stockholders’ Equity:
Bargain purchase gain, net of deferred taxes	880

Total stockholders’ equity	880

Total liabilities and stockholders’ equity	$79,049

See Notes to Statement of Assets Acquired and Liabilities Assumed.

Notes to Statement of Assets Acquired and Liabilities Assumed

by First National Bank of the Gulf Coast (a wholly-owned subsidiary of TGR Financial, Inc.)

Note 1. FDIC Assisted Acquisition of Certain Assets and Liabilities of The Royal Palm Bank of Florida, Naples, Florida

On July 20, 2012, First National Bank of the Gulf Coast (the “Bank”), a wholly-owned subsidiary of TGR Financial, Inc. (the “Company”), entered into a purchase and assumption agreement (the “Agreement”) with the Federal Deposit Insurance Corporation (“FDIC”) to acquire certain assets and assume substantially all of the deposits and certain liabilities of The Royal Palm Bank of Florida (“Royal Palm”), a full service Florida state-chartered bank headquartered in Naples, Florida.

Royal Palm operated three branches; their locations were Naples, Ft. Myers and Marco Island, Florida. Excluding the effects of purchase accounting adjustments, the Bank acquired approximately $80 million in total assets, including loans of $54 million, and assumed $78 million in total liabilities, including $78 million in deposits.

The assets acquired and liabilities assumed are presented at estimated fair value on the date of acquisition. The fair values of the assets acquired and liabilities assumed were determined as described in Note 2 below. These fair value estimates are considered preliminary, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values may become available. The fair value of loans acquired is preliminary, based on property appraisals outstanding at the time of this filing.

The Bank and the FDIC are engaged in on-going discussions that may impact which assets and liabilities are ultimately acquired or assumed by the Bank and/or the purchase price. This audited financial statement reflects the assets acquired and liabilities assumed based on the status of these discussions as of the date of this filing.

Under the terms of the Agreement, the Bank has the option through October 18, 2012 to notify the FDIC of its intent to acquire the real estate, banking facilities, furniture and equipment of Royal Palm (“Royal Palm premises and equipment”) from the FDIC at their fair market value as of the acquisition date. Prior to the expiration of this option, the Bank will notify the FDIC of its intention to purchase certain Royal Palm premises and equipment. Substantially all of the Royal Palm premises and equipment subject to the purchase option described above have been leased from the FDIC on a month-to-month basis during the term of the purchase option.

The Bank also has an option through October 18, 2012 to notify the FDIC of its intent to assume or repudiate certain lease agreements of Royal Palm. The Bank has substantially completed the process to determine the fair value of assumed lease obligations; however, the repudiation or assumption of these lease agreements will be finalized prior to the expiration of this option. An adjustment to the bargain purchase gain will be required to the extent the fair value of lease payments are different than the contractual amounts.

Note 2. Basis of Presentation

The accompanying Statement of Assets Acquired and Liabilities Assumed as of July 20, 2012 has been prepared for inclusion in a Current Report on Form 8-K to be filed by the Company and is not intended to be a complete presentation of Royal Palm’s assets, liabilities, revenues and expenses.

In accordance with the relief granted to the Company in a letter dated August 17, 2012 from the staff of the Division of Corporation Finance of the Securities and Exchange Commission (“SEC”) and the guidance provided in Staff Accounting Bulletin Topic 1:K, Financial Statements of Acquired Troubled Financial Institutions (“SAB 1:K”), the Company has omitted certain financial information of Royal Palm required by Rule 8-04 and Rule 8-05 of Regulation S-X. SAB 1:K provides relief from the requirements of Rule 8-04 and Rule 8-05 of Regulation S-X under certain circumstances in which the registrant engages in an acquisition of a troubled financial institution for which historical financial statements are not reasonably available and in which federal assistance is an essential and significant part of the transaction. Instead, as permitted by the relief letter, the Company has provided a Statement of

Notes to Statement of Assets Acquired and Liabilities Assumed

by First National Bank of the Gulf Coast (a wholly-owned subsidiary of TGR Financial, Inc.)

Assets Acquired and Liabilities Assumed pursuant to this guidance. The accounting and reporting policies conform to accounting policies generally accepted in the United States of America and general practices within the financial services industry.

The Bank has determined that the acquisition of the net assets of Royal Palm constitutes a business combination as defined by the Financial Accounting Standards Board (“FASB”) Codification Topic 805: Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their fair values as required by that topic. Fair values were determined based on the requirements of FASB Codification Topic 820: Fair Value Measurements and Disclosures. In many cases the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The following is a description of the methods used to determine the fair values of significant assets and liabilities.

Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, unadjusted for transaction costs.

Disclosure of fair value measurements is based on a three-level valuation hierarchy. Fair value is used on a recurring basis for assets and liabilities that are elected to be accounted at fair value as well as for assets and liabilities in which fair value is the primary basis of accounting such as for securities available for sale. Fair value is used on a non-recurring basis to evaluate assets and liabilities for impairment or for disclosure purposes. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels are defined as follows:

Level I – inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that are accessible at the measurement date.

Level II – inputs to the valuation methodology include quoted prices in markets that are not active or quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level III – inputs to the valuation methodology are unobservable, reflecting the entity’s own assumptions about assumptions market participants would use in pricing the asset or liability.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Depending on the nature of the asset or liability, the Bank uses a variety of valuation techniques when estimating fair value.

Cash, Due from Banks and Interest Bearing Deposits from Banks

The carrying amount of these assets is a reasonable estimate of fair value based on the short-term nature of these assets. The contractual amount of these assets approximates their fair values and, as such, they are classified as Level I.

Investment Securities

Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair value estimates are based on observable inputs including quoted market prices for similar instruments, quoted market prices that are not in an active market or other inputs that are observable in the market. In the absence of observable inputs, fair value is estimated based on pricing models and/or discounted cash flow methodologies and are classified as Level II. An exception relates to United States Treasury Notes and Bills; these securities are measured as Level I.

Notes to Statement of Assets Acquired and Liabilities Assumed

by First National Bank of the Gulf Coast (a wholly-owned subsidiary of TGR Financial, Inc.)

Loans

Fair values for loans are based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates. Loans are grouped together according to similar characteristics and treated in the aggregate when applying various valuation techniques. The discount rates used for loans are based on current market rates for new originations of comparable loans and include adjustments for liquidity concerns. The discount rate does not include a factor for credit losses as that has been included in the estimated cash flows.

Loans acquired in business combinations with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include information such as past-due and nonaccrual status, borrower credit scores and recent loan to value percentages. Acquired credit-impaired loans are accounted for under the accounting guidance for loans and debt securities acquired with deteriorated credit quality, found in Accounting Standards Codification (“ASC”) Topic 310-30, Receivables—Loans and Debt Securities Acquired with Deteriorated Credit Quality, and initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loans. Accordingly, allowances for credit losses related to these loans are not carried over and recorded at the acquisition date. Loans acquired through business combinations that do not meet the specific criteria of ASC Topic 310-30, but for which a discount is attributable at least in part to credit quality, are also accounted for under this guidance. As a result, related discounts are recognized subsequently through accretion based on the expected cash flow of the acquired loans.

Fair values of loans, with and without credit deterioration, are considered non-recurring Level III under the three-tier fair value hierarchy.

Core Deposit Intangible

This intangible asset represents the value of the relationships that Royal Palm had with its deposit customers. The fair value of this intangible asset is estimated based on a discounted cash flow methodology that gives appropriate consideration to expected customer attrition rates, cost of the deposit base, reserve requirements and the net maintenance cost attributable to customer deposits. Core deposit intangibles are classified as Level III.

Other Real Estate Owned

Other real estate owned (“OREO”) is presented at the estimated fair value that management expects to receive when the property is sold, net of related costs of disposal. Certain assumptions and unobservable inputs are currently being used by appraisers. The Bank’s OREO is classified as Level III.

Deposits

The fair values used for the demand and savings deposits that comprise the transaction accounts acquired by definition equal the amount payable on demand at the reporting date. The fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered to the interest rates embedded in such time deposits. Deposits are classified as Level II.

Deferred Income Taxes

Deferred taxes relate to the differences between the financial statement and tax bases for assets acquired and liabilities assumed in the transaction. Deferred taxes are computed using the asset and liability approach as prescribed in ASC 740, Income Taxes. Under this method, a deferred tax asset or liability is determined based on the currently enacted tax rates applicable to the period in which the differences

Notes to Statement of Assets Acquired and Liabilities Assumed

by First National Bank of the Gulf Coast (a wholly-owned subsidiary of TGR Financial, Inc.)

between the financial statement carrying amounts and tax bases of existing assets and liabilities are expected to be reported in the Company’s income tax returns. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. The deferred tax liability established as part of the transaction was based on the $1.4 million gain recorded through the consolidated statement of operations.

Subsequent Events

The Bank has evaluated subsequent events for recognition and disclosure through the date of issuance of the Statement of Assets Acquired and Liabilities Assumed.

Note 3. Investments

The table below reflects the acquired investment securities available for sale at July 20, 2012:

(dollars in thousands)	Fair Value	Tax Equivalent Yield	Contractual Maturity (Years)
Treasury bills	$1,100	0.08%	0.05
Agency mortgage backed securities	678	4.52%	23.36

Total	$1,778	1.74%	8.76

The table below reflects the contractual maturity of the acquired investment securities available for sale at July 20, 2012:

(dollars in thousands)	Fair Value
Due within one year	$1,100
Due after one year through five years	—
Due after five years through ten years	—
Due over ten years	678

Total	$1,778

Note 4. Loans

The composition of loans acquired at July 20, 2012 is as follows:

(dollars in thousands)	Fair Value
Commercial	$1,425
Commercial real estate	23,156
Residential	13,576
Home equity	619
Consumer	31

Total loans	$38,807

Certain loans that were deemed to be collateral dependent were valued based on the fair value of the underlying collateral. These estimates were based on the most recently available real estate appraisals with certain adjustments made based on the type of property, age of appraisal, current status of the property and other related factors to estimate the current value of the collateral. Loans purchased in the Royal Palm acquisition are accounted for using one of two accounting standards:

•

ASC Topic 310-20 is used to value loans that have not demonstrated post origination credit quality deterioration and the acquirer expects to collect all contractually required payments from the borrower. For these loans, the difference between the fair value of the loan at acquisition and the amortized cost of the loan would be amortized or accreted into income using the interest method.

Notes to Statement of Assets Acquired and Liabilities Assumed

by First National Bank of the Gulf Coast (a wholly-owned subsidiary of TGR Financial, Inc.)

•

The Company has elected to apply ASC Topic 310-30 to all loans with a discount attributable, at least in part, to post origination credit quality deterioration. Under ASC 310-30, the expected cash flows that exceed the initial investment in the loan (fair value) represent the “accretable yield,” which is recognized as interest income on a level-yield basis over the life of the loan.

The following table presents information regarding the loan portfolio at July 20, 2012:

(dollars in thousands)	ASC 310-30 Loans	ASC 310-20 Loans	Total
Contractually-required principal	$34,000	$20,045	$54,045
Non-accretable difference	(12,200)	—	(12,200)

Cash flows expected to be collected	21,800	20,045	41,845
Accretable yield	(2,168)	(870)	(3,038)

Fair value	$19,632	$19,175	$38,807

Note 5. Core Deposit Intangible

The Statement of Assets Acquired and Liabilities Assumed reflects a core deposit intangible asset totaling $101,000 at July 20, 2012. The core deposit intangible asset will be amortized over five years on a straight-line basis. Estimated amortization expense for the core deposit intangible asset for each of the next five years and thereafter is as follows:

(dollars in thousands)
Years ending December 31:
2012	$8
2013	20
2014	20
2015	20
2016	20
Thereafter	13

Note 6. Deposits

The composition of deposits assumed at July 20, 2012, is as follows:

(dollars in thousands)	Fair Value	Weighted Average Effective Cost
Non-interest bearing	$16,546	0.00%
NOW	7,270	0.26%
Money market	23,542	0.50%
Savings	4,526	0.37%
Certificates of deposit greater than $100,000	12,816	0.40%
Certificates of deposit $100,000 or less	12,841	0.40%

Total deposits	$77,541	0.33%

Notes to Statement of Assets Acquired and Liabilities Assumed

by First National Bank of the Gulf Coast (a wholly-owned subsidiary of TGR Financial, Inc.)

Scheduled maturities and the weighted average interest rate of certificates of deposit at July 20, 2012, are as follows:

(dollars in thousands)	Fair Value	Weighted Average Effective Cost
Less than 3 months	$8,309	0.13%
3 - 6 months	5,975	0.41%
6 - 12 months	6,637	0.46%
12 - 36 months	4,227	0.69%
Thereafter	509	1.47%

Total	$25,657	0.40%

As permitted by the FDIC, the Bank had the option to re-price the acquired deposit portfolios to current market rates within seven days of the acquisition. In addition, the depositors had the option to withdraw funds without penalty. The Bank elected to re-price certain retail and internet time deposits totaling $3.7 million and $5.4 million, respectively. Management anticipated deposit run-off resulting from the re-pricing and as of September 18, 2012, a total of $344,000 retail and $4.8 million Internet time deposits had been withdrawn without penalty. The effect of re-pricing certain time deposits plus fair market adjustments reduced the weighted average interest rate on time deposits from 1.32% to a weighted average effective cost to the Bank of 0.40%.

Note 7. Net Assets Acquired

The following table sets forth the net assets acquired by the Company:

(dollars in thousands)	July 20, 2012
Assets acquired, at contractual amount	$79,648
Liabilities assumed, at contractual amount	(77,550)

Net assets acquired per the Agreement	2,098
Contractual discount	(19,250)

Net receivable from the FDIC	$(17,152)

Fair value adjustments:
Loans	$(15,238)
Other real estate owned	(2,614)
Core deposit intangible	101
Certificates of deposit	(88)

Total fair value adjustments	$(17,839)
Contractual discount	$19,250

Bargain purchase gain	1,411
Deferred tax liability	531

Net gain, after tax	$880

Notes to Statement of Assets Acquired and Liabilities Assumed

by First National Bank of the Gulf Coast (a wholly-owned subsidiary of TGR Financial, Inc.)

Note 8. Deferred Income Taxes

Included in other liabilities is a deferred tax liability of $531,000, which is related to the differences between the financial statement and tax bases of the assets acquired and liabilities assumed in this transaction. For income tax purposes, the transaction will be accounted for as an asset purchase and the tax bases of assets acquired will be allocated based upon the fair values in accordance with the Internal Revenue Code and Regulations. The Company did not acquire any of the tax attributes of Royal Palm.